PRESS RELEASE
FOR RELEASE AUGUST 15, 2013 AT 5:00 p.m.

For More Information Contact
Thomas K. Sterner
(410) 539-1313
Fraternity Community Bancorp, Inc.

FRATERNITY COMMUNITY BANCORP, INC. ANNOUNCES APPOINTMENT
   OF MICHELLE MILLER, CPA AS CHIEF FINANCIAL OFFICER

Baltimore:  Fraternity Community Bancorp, Inc. (OTCBB:FRTR),  Thomas K. Sterner, Chairman and Chief Executive Officer, announced the promotion of Michelle Miller, CPA to Chief Financial Officer. Mrs. Miller has been with the Company for ten years and five months, and previously held the title of Controller. Mrs. Miller received her CPA designation in 2001. Prior to joining the Company she worked at Stegman and Company, a CPA firm located in Towson, Maryland. She is a member of the Financial Managers Society, American Bankers Association and Maryland Bankers Association.